Exhibit 99.2

Higher One Holdings, Inc. Reports First Quarter 2013 Financial Results
•	Total Signed School Enrollment (SSE) increased to 11.2 million students at quarter end
•	Acquires Sallie Mae's Campus Solutions Business
o	Higher One now serves over 1,600 campuses, representing over 13.2 million students
•	Updates 2013 Financial Outlook
•	Investments made in product development and compliance

New Haven, CT, May 7, 2013 – Higher One Holdings, Inc. (NYSE: ONE) ("Higher One") or (the Company), a leader in providing financial services and data analytics to over 1,600 college and university campuses across the U.S., today announced financial results for the first quarter of 2013.
Higher One reported revenue of $57.4 million, as compared to $57.8 million in the first quarter of 2012. The Company reported GAAP net income of $9.8 million for first quarter 2013, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $12.0 million. GAAP diluted EPS was $0.20 in the quarter, as compared to $0.23 in the first quarter of 2012. Non-GAAP adjusted diluted EPS was $0.25, as compared to $0.25 for the same period a year ago. In the first quarter of 2013, non-GAAP adjusted EBITDA was $21.6 million.
Mark Volchek, Chief Executive Officer, said, "I am extremely excited to announce the acquisition of Sallie Mae's Campus Solutions business. This acquisition provides Higher One the opportunity to expand our refund and payments client base and further solidifies our competitive market leading position. We welcome the Campus Solutions team to the Higher One family and look forward to further enhancing our product and service offerings to schools and students."
Volchek continued, "During the quarter, we continued to diversify our revenue streams as evidenced by the strong growth we experienced in our Campus Labs® and CASHNet® products. Additionally, I believe our account offerings provide some of the best-in-class value on the market, tailored specifically for student needs. Although some headwinds are putting pressure on results in the near-term, I'm confident that we are making the right decisions to position the business for sustainable, long-term value creation."
Total enrollment at higher education clients that have purchased the OneDisburse® service increased to 4.7 million, an increase of approximately 400,000 from 4.3 million at the end of the first quarter of 2012. Total enrollment at higher education clients that have signed up for at least one of our OneDisburse, CASHNet, or Campus Labs modules totals more than 11.2 million.
The number of OneAccounts at the end of the first quarter of 2013 was approximately 2.2 million, up 1.8% from the first quarter of 2012. The number of OneAccounts grew 10% on a sequential basis, up from 2.0 million at the end of the fourth quarter of 2012.

Acquisition of Sallie Mae's Campus Solutions
In a separate press release today, Higher One also announced the acquisition of Sallie Mae's Campus Solutions business. The company will provide more details on the transaction on the quarterly earnings call scheduled today at 5 p.m. ET.
Financial Guidance Update
The Sallie Mae Campus Solutions acquisition will directly impact the Company's 2013 annual revenue and earnings. As a result, Higher One is updating its full-year 2013 revenue guidance range to $220 – $230 million. Full-year 2013 non-GAAP adjusted diluted EPS is now expected to be in the range of $0.58 – $0.64.
Conference Call Information
Higher One will host a conference call at 5 p.m. ET today to discuss first quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One's investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.
About Higher One Holdings
Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on creating cost-saving efficiencies for higher education institutions and providing high-value services to students. Higher One offers a wide array of technological services on campus, ranging from streamlining the institution's performance analytics and financial aid refund processes to offering students innovative banking services, tuition payment plans, and the basics of financial management. Higher One works closely with colleges and universities to allocate resources more efficiently in order to provide a higher quality of service and education to students.
Founded in 2000 on a college campus by college students, Higher One now serves more than half of the higher education market, providing its services to over 1,600 campuses and over 13.3 million students at distinguished public and private institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.
Forward-Looking Statements
This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Management's projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should" or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements about the expected benefits of the acquisition of Sallie Mae's Campus Solutions business by Higher One and such statements are based on the current beliefs and expectations of Higher One and Sallie Mae's management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to Higher One being unable to achieve expected synergies and operating efficiencies in the acquisition within the expected time-frames or at all and to successfully integrate Sallie Mae's Campus Solutions business operations into those of Higher One; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees in the Campus Solutions business at Sallie Mae; the outcome of any legal proceedings that may be instituted against the parties and others related to the acquisition agreement and the amount of the costs, fees, expenses and charges related to the acquisition.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.   For further information regarding the risks associated with Higher One and Sallie Mae's businesses, please refer to the respective filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company's financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Joseph Villalta, 203-776-7776 x4462, joseph.villalta@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	Three Months
	Ended March 31,
	2013	2012
Revenue:
Account revenue	$43,363	$47,110
Payment transaction revenue	6,701	5,329
Higher education institution revenue	7,141	4,624
Other revenue	175	718
Revenue	57,380	57,781
Cost of revenue	22,300	21,324
Gross margin	35,080	36,457
Operating expenses:
General and administrative	13,089	11,226
Product development	1,895	906
Sales and marketing	3,207	2,867
Merger and acquisition related	546	-
Total operating expenses	18,737	14,999
Income from operations	16,343	21,458
Interest income	19	32
Interest expense	(629)	(109)
Other income	77	77
Net income before income taxes	15,810	21,458
Income tax expense	6,008	8,070
Net income	$9,802	$13,388

Net income available to common stockholders:
Basic	$9,802	$13,388
Diluted	$9,802	$13,388

Weighted average shares outstanding:
Basic	46,268,310	55,343,943
Diluted	48,303,907	58,766,590

Net income available to common stockholders per common share:
Basic	$0.21	$0.24
Diluted	$0.20	$0.23

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands of dollars, except share and per share amounts

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$11,051	$13,031
Investments in marketable securities	247	247
Accounts receivable	6,549	4,860
Income receivable	6,915	7,466
Deferred tax assets	-	37
Prepaid expenses and other current assets	6,127	10,890
Restricted cash	2,000	2,000
Total current assets	32,889	38,531
Deferred costs	4,382	4,665
Fixed assets, net	52,175	52,686
Intangible assets, net	37,690	38,143
Goodwill	47,000	47,000
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	821	740
Restricted cash	1,500	1,500
Total assets	$184,090	$190,898

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,224	$3,756
Accrued expenses	18,190	12,526
Contingent consideration, current portion	5,839	2,230
Deferred tax liabilities	154	356
Deferred revenue	16,420	16,027
Total current liabilities	43,827	34,895
Deferred revenue and other non-current liabilities	2,362	2,517
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,413	9,490
Debt	63,000	80,000
Contingent consideration, non-current portion	-	3,520
Deferred tax liabilities	2,073	2,764
Total liabilities	120,675	133,186
Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 58,342,323 shares issued and 46,429,297 shares outstanding at March 31, 2013; 58,045,404 shares issued and 46,660,781 shares outstanding at December 31, 2012	59	59
Additional paid-in capital	176,115	174,218
Treasury stock, 11,913,026 and 11,384,623 shares at March 31, 2013 and December 31, 2012, respectively	(137,899)	(131,903)
Retained earnings	25,140	15,338
Total stockholders' equity	63,415	57,712
Total liabilities and stockholders' equity	$184,090	$190,898

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands of dollars)

	Three months ended
	March 31,
	2013	2012
Cash flows from operating activities
Net income	$9,802	13,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,111	2,213
Amortization of deferred finance costs	111	34
Non-cash fair value adjustment of contingent consideration	89	-
Stock-based compensation	1,485	1,410
Deferred income taxes	(856)	(388)
Income tax benefit related to exercise of stock options	(148)	-
Other income	(77)	(78)
Loss on disposal of fixed assets	8	20
Changes in operating assets and liabilities:
Accounts receivable	(1,689)	(1,722)
Income receivable	551	802
Deferred costs	(184)	(256)
Prepaid expenses and other current assets	4,763	15,392
Other assets	(92)	107
Accounts payable	(532)	823
Accrued expenses	5,954	117
Deferred revenue	238	338
Net cash provided by operating activities	22,534	32,200
Cash flows from investing activities
Purchases of available for sale investment securities	-	(9,770)
Proceeds from sales and maturities of available for sale investment securities	-	3,700
Purchases of fixed assets, net of changes in payables of ($153) and ($8,242), respectively	(1,259)	(16,002)
Additions to internal use software	(631)	(811)
Proceeds from development related subsidies	-	330
Net cash used in investing activities	(1,890)	(22,553)
Cash flows from financing activities
Proceeds from line of credit	3,000	-
Repayments of line of credit	(20,000)	-
Tax benefit related to stock options	148	1,420
Proceeds from exercise of stock options	224	564
Purchases of common stock	(5,996)	(16,898)
Net cash used in financing activities	(22,624)	(14,914)
Net change in cash and cash equivalents	(1,980)	(5,267)
Cash and cash equivalents at beginning of period	13,031	39,085
Cash and cash equivalents at end of period	$11,051	$33,818

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	March 31,	June 30,	Sept 30,	Dec 31,	March 31,
	2012	2012	2012	2012	2013

OneDisburse SSE (1)	4,330	4,480	4,589	4,642	4,709
y/y growth	27%	22%	16%	11%	9%

Total Company SSE (2)	6,204	6,437	10,843	10,929	11,170
y/y growth	16%	16%	87%	82%	80%

Ending OneAccounts (3)	2,122	1,896	2,083	2,004	2,161
y/y growth	20%	10%	3%	0%	2%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
Total Company SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more OneDisburse, CASHNet, or Campus Labs modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
	(in thousands)

Net income	$9,802	$13,388
Interest income	(19)	(32)
Interest expense	629	109
Income tax expense	6,008	8,070
Depreciation and amortization	3,111	2,213
EBITDA	19,531	23,748
Merger and acquisition related expenses	546	-
Stock-based compensation expense	1,485	1,410
Adjusted EBITDA	$21,562	$25,158

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(unaudited)
	(in thousands)

Net income	$9,802	$13,388

Merger and acquisition related	546	-
Stock-based compensation expense - incentive stock options	484	507
Stock-based compensation expense - non-qualified stock options	1,001	903
Amortization of intangibles	1,130	768
Amortization of deferred finance costs	111	34
Total pre-tax adjustments	3,272	2,212
Tax rate	38.5%	38.2%
Tax adjustment	1,073	651
Adjusted net income	$12,001	$14,949

Higher One Holdings, Inc.
Business Outlook

	Twelve Months Ending
	December 31, 2013
	GAAP			Non-GAAP (a)
Revenues (in millions)	$220.0	-	$230.0	$220.0	-	$230.0
Diluted EPS	$0.42	-	$0.48	$0.58	-	$0.64

(a) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2013 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $6.0 million, (ii) stock-based compensation expense of approximately $4.5 million, and (iii) M&A related expenses of $1.5 - $2.0 million.